PRESS STATEMENT

Greenpro Capital Corp. (Nasdaq: GRNQ), a NASDAQ listed company and  a growing financial services company in Asia, signs MOU with Fusionex Innovations to explore enhanced Customer Servicing through Big Data Analytics and Artificial Intelligence

Greenpro Capital Corp. today announced that it has entered into a Memorandum of Understanding with Fusionex Innovations Sdn. Bhd. to explore financial technology initiatives or projects for the financial services sector, including enhanced customer servicing through the use of Big Data Analytics and Artificial Intelligence in order to extend business product offerings and services to our customer base.

Greenpro’s CEO, C.K. Lee, said: “We are delighted to team up with Fusionex as they are experts in Database and Business Intelligence. We believe the ability of Fusionex to capture and analyze data in any form will allow Greenpro to use continuous intelligence and augmented analytics when servicing our customers, and also explore advanced technologies such as Data Visualization and Voice enabled interactions”.

“Since the launch of ADAQ in 2018, Greenpro has remained at the forefront of the Hong Kong FinTech market. We believe leveraging Fusionex’s advanced technology, expertise and experience in developing a secured FinTech system for the mass market will be especially well received by the new mobile-driven, social-sharing and tech-savvy customer generation,” said Mr. CK Lee.

We are very excited about this FinTech within our products, which will be deployed in the Greater Bay Area of China, which includes “9+2” Cities covering Hong Kong, Macau and 9 cities in the Guangdong area totaling a population of about 69 million, as well as Malaysia and Thailand, with an estimated population of 170 million. With Fusionex’s capability to capture such a large population, we are confident that this potential partnership will create value both for our clients and Greenpro,” said CK Lee.

About Greenpro Capital Corp.

Headquartered in Hong Kong with strategic offices across Asia, Greenpro Capital Corp. (the “Company”) (Nasdaq: GRNQ), is a multinational conglomerate with a diversified capital portfolio. With 30 years of experience in the industry GreenPro has been assisting and supporting businesses and High-Net-Worth-Individuals (HNWIs) to capitalize their value on a global scale. The comprehensive range of cross-border business services include, but not limited to, trust and wealth management, listing advisory services, transaction services, cross-border business solutions, record management services, accounting outsourcing services and tax planning. We also operate venture capital businesses including a business incubator for start-up and high growth companies to support such companies during critical growth periods, including education and support services, investment opportunities in selected start-up and high growth companies, and rental activities of commercial properties and the sale of investment properties. For further information regarding the Company, please visit http://www.greenprocapital.com

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the Securities and Exchange Commission.